UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 12, 2019 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)
Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Exchange On Which Registered
Public Common Stock, $.01 par value	HSKA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.
Convertible Notes and the Indenture

On September 12, 2019, Heska Corporation (the “Company”) priced its private offering of $75.0 million in aggregate principal amount of 3.750% Convertible Senior Notes due 2026 (the “Initial Notes”). The initial purchasers in such offering exercised their option in full to purchase an additional $11.25 million in aggregate principal amount of 3.750% Convertible Senior Notes due 2026 (the “Additional Notes” and, together with the Initial Notes, the “Notes”) bringing the total principal amount of the Notes issued on September 17, 2019 to $86.25 million. The Notes are senior unsecured obligations of the Company. The Notes were issued pursuant to an Indenture, dated September 17, 2019 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The Indenture includes customary covenants, but no financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities, and sets forth certain events of default after which the Notes may be declared immediately due and payable, and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes will mature on September 15, 2026, unless earlier repurchased, redeemed or converted in accordance with their terms. The Notes will bear interest from September 17, 2019 at a rate of 3.750% per year payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2020. The Notes will be convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding March 15, 2026, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2019 (and only during such calendar quarter), if the last reported sale price of the Company’s Public common stock, par value $0.01 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls the Notes for redemption; or (4) upon the occurrence of specified corporate events. On or after March 15, 2026 until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. Upon conversion, the Company may satisfy its conversion obligation by paying and/or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture. The conversion rate for the Notes will initially be 11.5434 shares of the Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $86.63 per share of Common Stock. The initial conversion price of the Notes represents a premium of approximately 35% to the $64.17 per share closing price of the Common Stock on September 12, 2019. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date or if the Company issues a redemption notice with respect to any Notes as described below, the Company will increase the conversion rate, in certain circumstances, for a holder who elects to convert its Notes in connection with such a corporate event.

The Company may redeem the Notes, in whole or in part, at its option at any time, on or after September 20, 2023, at a cash redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date, but only if the last reported sale price of the Common Stock exceeds 130% of the conversion price on each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice. No sinking fund will be provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or a multiple thereof at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The foregoing description of the terms of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the full terms of the Indenture and the Notes, a copy of each of which is filed with this current report as Exhibit 4.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated September 12, 2019. The shares of the Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes, and any resulting issuance of shares of the Common Stock.

Item 8.01    Other Events.
On September 12, 2019, the Company issued a press release announcing it had priced its offering of the Notes. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.    Exhibit Description

4.1	Indenture, dated as of September 17, 2019, by and between the Heska Corporation and U.S. Bank National Association, as Trustee (including the form of the Notes)
4.2	Form of 3.750% Convertible Senior Notes due 2026 (included with Exhibit 4.1)
99.1	Pricing press release dated September 12, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION a Delaware corporation

	By:	/s/ Catherine Grassman
Dated: September 17, 2019		Catherine Grassman Executive Vice President, Chief Financial Officer